Exhibit 99.1

JONES SODA CO. COMPLETES ACQUISITION OF CANADIAN REPORTING ISSUER AND $11 MILLION IN CONCURRENT FINANCINGS IN CONNECTION WITH PREVIOUSLY ANNOUNCED PLANNED STRATEGIC ENTRY INTO THE CANNABIS SECTOR

Seattle, WA – February 15, 2022 – Jones Soda. (OTCQB: JSDA) (“Jones” or the “Company”) is pleased to announce that it completed the previously announced acquisition of all the issued and outstanding common shares (the “Pinestar Shares”) of Pinestar Gold Inc. (the “Pinestar”) by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). As part of the Arrangement, the obligations in respect of each share purchase warrant of Pinestar (including an aggregate of 700,000 warrants that were transferred to Pinestar) were assumed by Jones and each such remaining warrant became exercisable into one share of Jones Common stock at a price of Cdn$0.06 per share.

Completion of Concurrent Financing

In connection with the Arrangement, Pinestar completed an offering for subscription receipts (“Subscription Receipts”) for aggregate gross proceeds of US$8,000,000, at a price per Subscription Receipt equal to US$0.50 (the “Concurrent Financing”). As part of the closing of the Arrangement, each Subscription Receipt automatically converted into one Pinestar Share and one new common share purchase warrant of Pinestar, which were then immediately exchanged for shares of Jones common stock (the “Jones Shares”) and share purchase special warrants of Jones (the “Jones Special Warrants”), respectively, in accordance with a 1:1 exchange ratio. Each Jones Special Warrant is exercisable into one Jones Share at a price of $0.625 per Jones Share for a period of 24 months from the date of issuance, conditional upon Jones increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all the outstanding Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones. Further, the closing of the Arrangement resulted in the automatic conversion of the US$2,000,000 unsecured convertible debenture Jones previously issued to SOL Verano Blocker 1 LLC (the “Jones Debenture”) into an aggregate of 4,025,035 Jones Shares and 4,025,035 Jones Special Warrants.

“By completing the Arrangement and Concurrent Financing we have taken a significant step towards the implementation of the Company’s planned expansion into the cannabis sector. The proceeds from the Concurrent Financing will be used towards the development of the Company’s planned Cannabis-infused beverages and edibles business line and the acquisition of Pinestar has enabled us to become a public reporting company in Canada, ”said Mark Murray, President and Chief Executive Officer of Jones.

The issuance of the Jones Shares to the holders of Pinestar Shares (including Pinestar Shares received upon the exercise of Subscription Receipts) in the Arrangement was intended to be exempt from the registration requirements under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) pursuant to Section 3(a)(10) of the U.S. Securities Act.

Listing on the Canadian Securities Exchange

The Canadian Securities Exchange (the “CSE”) has conditionally approved the listing of the Jones Shares on the CSE. Final approval for listing of the Jones Shares on the CSE will be subject to Jones fulfilling certain standard conditions of the CSE set out in its conditional acceptance letter.

“The listing of the Company’s shares of common stock on the CSE would not only increase the liquidity of our shares but would also enable the Company to appeal to potential investors in Canada as well as the United States as the Company’s share of common stock would have an active trading market on both sides of the border.” continued Mr. Murray.

Changes to Board of Directors

In connection with the closing of the Arrangement, the Company is pleased to announce that Alex Spiro and Chad Bronstein were appointed by the Company’s board of directors (the “Board”) to serve as directors on the Board until the Company’s next annual meeting of stockholders. Each of Jeffrey Anderson and Michael Fleming also gave notice to the Board of their intention to resign from the Board, pursuant to the terms of the Arrangement.

“We are excited to have both Alex and Chad join the Board, and believe that their diverse backgrounds and experiences will further support our strategy to deliver value to our shareholders through good corporate governance and the continued growth and diversification of our business. We wish to thank both Jeff and Michael for their invaluable service and contributions to the Company over the years and wish them all the best in future endeavors,” stated Jamie Colbourne, the Chairman of the Board.

Contingent Convertible Debenture Offering

Jones also completed an offering of US$3,000,000 in aggregate principal amount of 3.00% unsecured convertible debentures due February 9, 2023 (the “Contingent Convertible Debentures”). The Contingent Convertible Debentures are convertible into units of Jones at a conversion price of US$0.50 per unit, with each unit consisting of one Jones Shares and one Jones Special Warrant. The Contingent Convertible Debentures are only convertible upon Jones increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all the outstanding Contingent Convertible Debentures, Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones. Jones intends to use the proceeds from the Contingent Convertible Debentures towards the development of Jones’ cannabis-containing beverages, edibles, and related products business.

The issuance of the Contingent Convertible Debentures as well as the Jones Shares and Jones Special Warrants issued upon the conversion of the Convertible Debenture were not registered under the Securities Act or under any state securities laws and the Jones Shares and Jones Special Warrants issuable upon the conversion of the Contingent Convertible Debentures may not be offered or sold in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with the requirements of an applicable exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Contingent Convertible Debentures are also subject to a four-month statutory hold period in Canada.

Early Warning Disclosure

Prior to the Arrangement, Jones did not hold any shares of Pinestar, which has an address of 1049 Chilco Street, Suite 405, Vancouver, British Columbia, V6G 2R7. The issuance of Jones Shares for the Pinestar Shares implied consideration of approximately C$0.64 per Pinestar Share as at close of markets on February 14, 2022, the trading day prior to the closing of the Arrangement, based on the closing price of Jones Shares on the OTCQB Venture Marketplace operated by the OTC Markets Group as at February 14, 2022.

This disclosure is issued pursuant to Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids, which also requires an early warning report to be filed containing additional information with respect to the foregoing matters. A copy of the early warning report will be made available on SEDAR under Pinestar’s issuer profile at www.sedar.com and may be obtained upon request from Jones at the contact information below

About Jones

Headquartered in Seattle, Washington, Jones markets and distributes premium craft beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium craft soda category, Jones is made with cane sugar and other high-quality ingredients and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants, and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

For further information, please contact Mark Murray, the Company’s President and Chief Executive Officer at 206 624-3357.

Cautionary Statements Regarding Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of NI 51-102 (collectively, “forward-looking statements”). Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. These forward-looking statements in this press release may include, without limitation, the anticipated benefits of the Arrangement, the listing of the Jones Shares of the CSE and its effects on the liquidity of Jones’ shares and the Company’s ability to appeal to investors in Canada and the United States, the use of the proceeds received in the Concurrent Financing and the sale of the Contingent Convertible Debenture, the conversion of the Contingent Convertible Debentures, and the Company’s ability to deliver value to its shareholders and to expand into the cannabis sector and to execute its plans to develop and market cannabis-infused beverages, edibles and related products and the timing and costs of the development of this new product line. The risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements include, without limitation, the Company’s estimates of the size of the markets for its potential cannabis products, potential litigation involving the Company, global economic conditions, geopolitical events and regulatory changes, and access to additional financing. The foregoing list of factors is not exclusive. More information about factors that potentially could affect the Company’s operations or financial results is included in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2020 filed with the United States Securities and Exchange Commission (the “SEC”) on March 24, 2021 and in the other reports filed with the SEC since that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise

Neither the CSE nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.